As filed with the Securities and Exchange Commission on November 7, 1997
                                                Registration No. 333-
==============================================================================


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      Under
                            the Securities Act of 1933

                                  JETFAX, INC.
               (Exact name of Registrant as specified in its charter)


               Delaware                                77-0182451
               --------                                ----------
       (State of incorporation)        (I.R.S. Employer Identification Number)


                               1376 Willow Road
                         Menlo Park, California 94025
                               (415) 324-0600
   (Address, including zip code, of Registrants principal executive offices)

                            1989 STOCK OPTION PLAN
                                1995 STOCK PLAN
                       1997 DIRECTORS' STOCK OPTION PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

          Chairman of the Board of Directors and Chief Executive Officer
                                1376 Willow Road
                         Menlo Park, California 94025
                                 (415) 324-0600
(Name, address and telephone number, including area code, of agent for service)

                                  Copies to:

                            Clifford S. Robbins, Esq.
                              Susan J. Skaer, Esq.
                          General Counsel Associates LLP
                               1891 Landings Drive
                            Mountain View, CA 94043
                                 (415) 428-3900



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


==============================================================================

                          CALCULATION OF REGISTRATION FEE

=============================================================================

                                      Proposed    Proposed
     Title of         Maximum         Maximum     Maximum
    Securities        Amount          Offering    Aggregate    Amount of
      to be            to be          Price Per   Offering    Registration
    Registered       Registered         Share       Price          Fee
-----------------------------------------------------------------------------
Common Stock,
$.002 par value     34,161 shares(1)   $0.20(2)       $6,832.20(3)     $2.07

Common Stock,
$.002 par value  1,215,343 shares(4)   $2.44(2)   $2,965,436.92(5)   $898.62

Common Stock,
$.002 par value    120,000 shares(6)   $8.00(2)     $960,000.00(7)   $290.91

Common Stock,
$.002 par value  2,770,388 shares(8) $8.0625(9)  $22,336,253.25(9) $6,768.56

   TOTAL         4,139,892 shares         --     $26,268,522.37__  $7,960.16

==============================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four sub-totals. This sub-total represents 34,161 shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1989 Stock Option Plan.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to the nearest cent) at which the options whose exercise will result in the issuance of the shares being registered may be exercised.
(3) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 1 above.
(4) This sub-total represents 1,215,343 shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1995 Stock Plan.
(5) Calculated in accordance with Rule 457(h) under the Securities Act based on the aggregate exercise price for all presently outstanding options described in note 4 above.
(6) This sub-total represents 120,000 shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1997 Directors' Stock Option Plan.
(7) Calculated in accordance with Rule 457(h) under the Securities Act based on the aggregate exercise price for all presently outstanding options described in note 6 above.
(8) This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted under the 1995 Stock Plan, the 1997 Directors' Stock Option Plan and the 1997 Employee Stock Purchase Plan as of the date of this Registration Statement. Of the total of 2,770,388 shares that will be issuable upon exercise of options to be granted in the future, 2,120,388 shares will be issuable upon exercise of options to be granted in the future under the 1995 Stock Plan, 150,000 shares will be issuable upon exercise of options to be granted in the future under the 1997 Directors' Stock Option Plan and 500,000 shares will be issuable upon exercise of options to be granted in the future under the 1997 Employee Stock Purchase Plan.
(9) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 5, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART II:    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INFORMATION INCORPORATED BY REFERENCE
         -------------------------------------

    The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

    Item 3(a)

    The Registrant's Registration Statement on Form S-1, Registration No. 333-23763 filed on March 21, 1997, as amended by Amendment No. 1 filed on March 28, 1997, Amendment No. 2 filed on May 12, 1997, Amendment No. 3 filed on
June 5, 1997 and Amendment No. 4 filed on June 9, 1997, pursuant to the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

    Item 3(b)

Not Applicable.

    Item 3(c)

Not Applicable.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES
         -------------------------

    Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

    Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

    As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions.
In addition, the Bylaws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnifi cation agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

    Not Applicable.

Item 8.  EXHIBITS
         --------

   Exhibit
   Number                            Document
  --------   -----------------------------------------------------------------
    4.1**    Restated Certificate of Incorporation of Registrant, as filed on June 16, 1997.
    4.2**    Amended and Restated Bylaws, as amended to date.
    4.3**    1989 Stock Option Plan, as amended and restated, and forms of Stock
             Option Agreements thereunder.
    4.4**    1995 Stock Plan, as amended and restated, and form of Stock Option
             Agreement thereunder.
    4.5**    1997 Directors' Stock Option Plan, and forms of Stock Option
             Agreements thereunder.
    4.6**    1997 Employee Stock Purchase Plan and forms of agreements
             thereunder.
    5.1      Opinion of Counsel as to Legality of Securities Being Registered.
   23.1      Consent of Independent Accountants (see page 7).
   23.2      Consent of Counsel (contained in Exhibit 5.1 hereto).
   24.1      Power of Attorney (see page 6).

------------

   **Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 are incorporated by reference to Exhibits Nos. 3.15, 3.17, 10.2, 10.3, 10.4 and 10.5, respectively, filed with the Registrant's Registration Statement on Form S-1, Registration No. 333-23763 filed on March 21, 1997, as amended by Amendment No. 1 filed on March 28, 1997, Amendment No. 2 filed on May 12, 1997, Amendment No. 3 filed on June 5, 1997 and Amendment No. 4 filed on June 9, 1997.

Item 9.  UNDERTAKINGS
         ------------

A.    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, JetFax, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on November 5, 1997.

                                    JetFax, Inc.

                                    By:  /s/ Allen K. Jones
                                        --------------------------------------
                                     Allen K. Jones, Vice President of Finance
                                     and Chief Financial Officer and Secretary

                               POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford Robbins and Susan J. Skaer, jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                         Title                      Date
-------------------------  ----------------------------------  ----------------
/s/ Edward R. Prince, III  Chief Executive Officer, President  November 5, 1997
-------------------------
(Edward R. Prince, III)    and Chairman of the Board of Directors
/s/ Allen K. Jones         Vice President of Finance,          November 5, 1997
-------------------------
(Allen K. Jones)           Chief Financial Officer and Secretary

/s/ Lon B. Radin           Vice President of Engineering       November 5, 1997
-------------------------
(Lon B. Radin)             and Director
/s/ Thomas B. Akin         Director                            November 5, 1997
-------------------------
(Thomas B. Akin)
/s/ Douglas Y. Bech        Director                            November 5, 1997
-------------------------
(Douglas Y. Bech)

/s/ Steven J. Carnevale    Director                            November 5, 1997
-------------------------
(Steven J. Carnevale)

/s/ Chung Chin             Director                            November 5, 1997
-------------------------
(Chung Chin)
/s/ Shelley A. Harrison    Director                            November 5, 1997
-------------------------
(Shelley A. Harrison)

/s/ Edward R. Prince, Jr.  Director                            November 5, 1997
-------------------------
(Edward R. Prince, Jr.)


                        CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of JetFax, Inc. on Form S-8 of our report dated February 7, 1997 (March 18, 1997 as to Note 15), appearing in Registration Statement No. 333-23763 on Form S-1.


/s/ DELOITTE & TOUCHE LLP

San Jose, California
November 5, 1997









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






                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549


                  ================================================

                                    EXHIBITS

                  ================================================



                        Registration Statement on Form S-8

                                  JETFAX, INC.

                                November 7, 1997






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

                               Index to Exhibits

Exhibit
 Number                        Document
-------    -----------------------------------------------------------------
   5.1    Opinion of Counsel as to Legality of Securities Being Registered.
  23.1    Consent of Independent Accountants (see page 7).
  23.2    Consent of Counsel (contained in Exhibit 5.1 hereto).
  24.1    Power of Attorney (see page 6).



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